Exhibit 10.20

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation SK and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 26, 2021 (this “Amendment”), is made and entered into by and among LANDSEA HOMES- WAB 2 LLC, a Delaware limited liability company (the “Borrower”), WESTERN ALLIANCE BANK, an Arizona corporation (“WAB”), as Administrative Agent (in such capacity, the “Administrative Agent”), the lenders party to the Credit Agreement, and the other Loan Parties as of the date hereof.

RECITALS:

WHEREAS, reference is made to the Credit Agreement dated as of January 15, 2020, by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent, as amended by the First Amendment to Credit Agreement dated as of May 15, 2020, and Second Amendment to Credit Agreement dated as of October 27, 2020, and Third Amendment to Credit Agreement dated as of December 30, 2020 (and as may be further amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”);

WHEREAS, Borrower has requested certain amendments be made to the Credit Agreement to permit Project Owners to grant certain completion deeds of trust on Approved Subdivisions;

WHEREAS, Administrative Agent and Lenders have agreed to permit such completion deeds of trust, subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement; Other Agreements.

(a) The following amendments are made to the Credit Agreement:

(i)  The following definitions are hereby added to Section 1.1 of the Credit Agreement:

“Adjusted Margin Value” means, for any Eligible Asset, the “Adjusted Margin Value” set forth below:

Eligible Asset	Adjusted Margin Value
Presold Units	[***] of Cost (subject to the limitations in Section 3.1(b) below)
Spec Units	[***] of Cost (subject to the limitations in Section 3.1(c) below)
Model Units	[***] of Cost (subject to the limitations in Section 3.1(d) below)
Finished Lots	[***] of Cost (subject to the limitations in Section 3.1(e) below)
A&D Lots	[***] of Cost (subject to the limitations in Section 3.1(f) below)

“Completion Deed of Trust” means a deed of trust or mortgage in favor of a land seller that secures deferred purchase price payable by the Project Owner upon partial or full completion of onsite and/or offsite improvements (including for example grading, streets and utilities) in the applicable Approved Subdivision that are being constructed and developed by the land seller after the acquisition of title to the Approved Subdivision by the Project Owner.

“Completion Deed of Trust Permitted Amount” means the lesser of (a) 20% of the aggregate Commitments of the Lenders; and (b) $25,000,000.

(ii)  The following definitions in Section 1.1 of the Credit Agreement are hereby amended to provide as follows effective as of March 1, 2021:

“Floor Rate” means a rate of interest equal to 5.00% per annum.

(iii) The following definitions in Section 1.1 of the Credit Agreement are hereby amended to provide as follows effective as of the date hereof:

“Guarantor” means individually and collectively LHI and each Subsidiary Guarantor.

“LHC Control Event” means (a) LHC shall cease to directly own and Control at least 50.1% of the Equity Interests of Landsea Homes Corp., free and clear of all Liens and Encumbrances, or (b) Landsea Homes Corp. shall cease to directly own and Control 100% of the Equity Interests of LHI, free and clear of all Liens and Encumbrances.

“LHI” means Landsea Homes US Corporation, a Delaware corporation (f/k/a Landsea Homes Incorporated).

“ Margin Value” means, for any Eligible Asset, the “Margin Value” of such Eligible Asset as provided in Section 3.1(a), but subject to the limitations provided in this Agreement; provided, if such Eligible Asset is subject to a Completion Deed of Trust, and Administrative Agent is not holding cash collateral set aside to ensure the payment of the amounts secured by such Completion Deed of Trust, then the Margin Value for such Eligible Asset will be the Adjusted Margin Value for so long as such Completion Deed of Trust encumbers such Eligible Asset.

“Parent” means LHI.

“Permitted Exceptions” means:

(a)  Involuntary Liens for Impositions that are not delinquent;

(b)  Involuntary Liens (other than for Impositions) with respect to which Borrower satisfies each of the following requirements: (i) Borrower diligently contests the validity of such Involuntary Lien in good faith by appropriate legal proceedings and after setting aside adequate reserves to pay such amounts, (ii) Borrower gives written notice to Administrative Agent of Borrower’s intent to contest or object to the same, (iii) Borrower demonstrates to Administrative Agent’s satisfaction that the procedures will conclusively operate to prevent the sale of any part of the Real Estate Inventory in order to satisfy the Involuntary Lien prior to the final determination of such proceedings, (iv) the aggregate amount of such Involuntary Liens with respect to the Borrowing Group as a whole does not exceed $250,000.00 (unless otherwise approved by Administrative Agent), and (v) Borrower takes any and all other actions (including, without limitation, obtaining bonds or other security) as Administrative Agent may deem necessary or appropriate in order to prevent the sale of any Real Estate Inventory to satisfy the Involuntary Lien and prevent any impairment of any such Real Estate Inventory or, if such Real Estate Inventory is Eligible Assets, Borrower removes the affected Real Estate Inventory from the Borrowing Base;

(c)  Utility easements, rights of way, zoning restrictions, covenants, conditions, restrictions, reservations, condominium declarations, plat maps and replats (provided that such plats and replats are consistent with the overall development plans for the applicable Approved Subdivision) and such other burdens, encumbrances or charges, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of Borrower or the applicable Project Owner or materially detract from the value of the applicable Real Estate Inventory;

(d)  Land Seller Documents;

(e)  the Pledge Agreement; and

(f)  Liens constituting Completion Deeds of Trust; provided, that (i) any such Liens and the terms and conditions thereof shall be subject to review and approval by Administrative Agent and (ii) the unpaid amounts secured by Completion Deeds of Trust in the aggregate shall not exceed the Completion Deed of Trust Permitted Amount at any time outstanding and to the extent that any Completion Deed of Trust causes such amount to be exceeded, such Completion Deed of Trust will not be a Permitted Exception; provided, however, if Administrative Agent has agreed in writing to accept cash collateral from Borrower to ensure there are sufficient funds to pay Borrower’s or the Project Owner’s obligations with respect to a Completion Deed of Trust, then the payments secured by such Completion Deed of Trust will not be included in determining the amounts secured under clause (ii);

provided, in no case will Permitted Exceptions include Liens or Encumbrances securing any Indebtedness, Guarantee, or indemnity obligations of any Person, except as specifically permitted by clause (f) above.

“Permitted Subordinated Debt” means such Indebtedness as approved by Administrative Agent, in its sole discretion, that is subordinated to the applicable Person’s obligations under the Loan Documents pursuant to a subordination agreement acceptable to Administrative Agent in its sole discretion.

(b)  Section 3.1(c) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(c)    Limitations on Spec Units. (i) If the Unit Term for a Spec Unit is extended from 15 months to 18 months pursuant to Section 3.3(b), the Margin Value of such Spec Unit will be [***] of Cost (provided, if such Spec Unit is subject to the Adjusted Margin Value, the Margin Value will be [***] of Cost), and (ii) after the Unit Term has expired for such Unit, the Margin Value for such Unit will be $0.

(c)  The following provision is added to the Credit Agreement as Section 3.1(g):

(g) Completion Deeds of Trust. If the unpaid amounts secured by Completion Deeds of Trust exceeds, in the aggregate, the Completion Deed of Trust Permitted Amount, Administrative Agent may exclude Lots and Units in the applicable Approved Subdivisions from the Eligible Assets with an aggregate Margin Value equal to such excess, as determined by Administrative Agent; provided, however, if Administrative Agent has agreed in writing to accept cash collateral from Borrower to ensure there are sufficient funds to pay Borrower’s or the Project Owner’s obligations with respect to a Completion Deed of Trust, then the payments secured by such Completion Deed of Trust will not be included in determining the amounts secured by Completion Deeds of Trust pursuant to this Section.

SECTION 3. Conditions Precedent to Amendment. This Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Amendment Effective Date”):

(a)  The Administrative Agent shall have received from the Borrower, each other Loan Party, and each Lender a counterpart of this Amendment duly executed and delivered on behalf of such party.

(b)  If required by Administrative Agent, the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.

(c)  The Administrative Agent shall have received a certificate of Borrower, dated the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of Borrower, including or attaching (i) copies of resolutions of the board of directors and/or similar governing bodies of Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Amendment Effective Date by a secretary, an assistant secretary or a Responsible Officer of Borrower as being in full force and effect without modification or amendment, and (ii) the documents or certifications, as applicable, referred to in paragraph (d) of this Section, or otherwise certifying such documents provided to Administrative Agent in connection with the closing of the Credit Agreement or subsequent Subsidiary Guarantees by Subsidiary Guarantors (as applicable) remain in full force and effect, and without amendment or modification.

(d)  The Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each certificate or articles of incorporation or organization or other applicable constitutive documents of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Loan Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Loan Documents remain true and correct as of the Amendment Effective Date, and (iii) a certificate of existence or good standing (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(e)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.

(f)  The Administrative Agent shall have received such other documents and agreements as required by Administrative Agent in connection with this Amendment.

(g)  Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

(h)  The representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties. In order to induce the Lenders, and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders, and the Administrative Agent on and as of the Amendment Effective Date that:

(a)  Existence, Qualification and Power. The Borrower and each Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Amendment and the other Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change.

(b)  Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Amendment and each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any material contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (iii) violate any law in any material respect.

(c)  Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

(d)  Execution and Delivery; Binding Effect. This Amendment has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Loan Parties party thereto. This Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(e)  Credit Agreement Representations and Warranties. The representations and warranties of the Borrower and the other Loan Parties set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Amendment Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

(f)  Merger Agreement. Borrower has provided to Administrative Agent a true, correct and complete copy of the Merger Agreement, and such Merger Agreement sets forth all of the material terms of the Merger. The organizational chart attached as Exhibit A accurately reflects the ownership of the Loan Parties after giving effect to the Merger.

SECTION 5. Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and Lenders, and (c) acknowledges that from and after the date hereof, all Revolving Loans under the Credit Agreement from time to time outstanding shall be deemed to be Borrower Obligations.

SECTION 6. Miscellaneous.

(a) Release. Each Loan Party fully, finally, and forever releases and discharges Administrative Agent, Lenders and their successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that such Loan Party has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Administrative Agent or Lenders in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Amendment.

(b)  Amendment, Modification and Waiver. This Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.

(c)  Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(d)  Governing Law. This Amendment and any claims controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Arizona.

(e)  Jurisdiction. The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Amendment, the Credit Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

(f)  Waiver of Venue. The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (e) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)  Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(h)  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. WITHOUT LIMITING THE FOREGOING WAIVER OF JURY TRIAL, SECTION 10.12 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED HEREIN BY REFERENCE.

(i)  Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(j)  Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

(k)  Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(l)  Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:

WESTERN ALLIANCE BANK, an Arizona corporation

	By:	/s/ Tomas Fach
Name: Tomas Fach
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

	By:	/s/ Tomas Fach
Name: Tomas Fach
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

BORROWER:

LANDSEA HOMES- WAB 2 LLC, a Delaware
limited liability company

	By:	/s/ Bart Beasley
Bart Beasley, Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

GUARANTORS:

LANDSEA HOMES US CORPORATION, a Delaware corporation (f/k/a Landsea Homes Incorporated)
GARRETT WALKER HOMES, LLC, an Arizona limited liability company
AV1, LLC, an Arizona limited liability company
GWH NCC, LLC, an Arizona limited liability company
GWH MOUNTAIN VIEWS, LLC, an Arizona limited liability company
BETHANY RANCH, LLC, an Arizona limited liability company GWH GRAND VILLAGE, LLC, an Arizona limited liability company
GWH NCC-71, LLC, an Arizona limited liability company
GWH PARK FOREST, LLC, an Arizona limited liability company
GWH WEST POINTE ESTATES, LLC, an Arizona limited liability company
GWH WEST POINTE VILLAGE, LLC, an Arizona limited liability company
GWH TRENTON PARK, LLC, an Arizona limited liability company
GWH SUNDANCE, LLC, an Arizona limited liability company GWH NORTHERN FARMS, LLC, an Arizona limited liability company
GWH NCC 13 & 14, LLC, an Arizona limited liability company ACOMA COURT, LLC, an Arizona limited liability company PINNACLE WEST HOMES M72 LLC, an Arizona limited liability company
GWH SUNSET FARMS, LLC, an Arizona limited liability company
GWH NCC 9 & 11, LLC, an Arizona limited liability company GWH SUNRISE, LLC, an Arizona limited liability company PINNACLE WEST HOMES CENTERRA, LLC, an Arizona limited liability company
PINNACLE WEST HOMES DESTINY, LLC, an Arizona limited liability company
LS-VERRADO VICTORY DUPLEX LLC, a Delaware limited liability company

By:	/s/ Bart Beasley
Bart Beasley, Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]